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                                  EXHIBIT 10.39

                               MILLENNIUM FUNDING
                                    A Canfield Capital Management LLC Company






           Thursday, June 29, 2000

           Mr. Ken Schilling
           iBIZ Technology Corp.
           1919 West Long Cactus
           Phoenix, AZ 85027
           C/O: Mitchell Cohen

                 RE:    RECEIVABLES FACTORING & PO FUNDING PROPOSAL

           Dear Ken:

           Thank you for your recent submission to Millennium Funding, a Canfield Capital Management, LLC company [hereinafter referred to as "Millennium" with any such reference to be deemed to include any affiliates of Millennium] of iBIZ Technology Corp. The information with which this organization has been furnished regarding iBIZ Technology Corp, has been carefully reviewed and considered.

           Based on the information presented to Millennium by iBIZ Technology Corp., and subject to the requirements, terms, conditions and contingencies expressed herein, a preliminary determination has been made to extend to iBIZ Technology Corp. certain requested trade financing.

           I. Specific Nature of Millennium Proposal. The Millennium proposal contained herein is as follows:

           To make available and provide, as requested by iBIZ Technology Corp. and thereafter approved on a trade transaction by transaction basis by Millennium based on certain criteria, through the capitalization of a supply agreement, up to ninety percent (90%) of the required product acquisition costs and ancillary/attendant transactional costs (which may include without limitation inspection, forwarding, freight, insurance's, duties, warehousing and banking charges) to certain suppliers/intended recipients situated within or without the United States for the manufacture and distribution, of


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           various electronic hardware components, payable directly to such suppliers/intended recipients by way of either (1) cash up-front (wire-transfer or check), (2) cash on delivery (wire transfer, check or certified check), (3) pre-posted commercial escrow payable at sight upon presentation of documents following delivery anal inspection of such product, (4) pre-posted commercial letter of credit payable at sight upon presentation of documents following delivery and inspection of such product, or (5) any combination of the above, as required by the particular transactional circumstances, and as ultimately determined by Millennium in its sole and exclusive discretion on a trade transaction by transaction basis.

           II. Integral Logistical & Financial Terms/Requirements/Conditions. Without limitation, any and all trade transactions contemplated hereby shall be subject to the following integral logistical and financial terms/requirements/conditions:

           1. Unless otherwise agreed to by Millennium and iBIZ, trade transactions shall be initiated in accordance with the following:

           A) Cash Basis Transactions. For trade transactions in which the applicable iBIZ Technology Corp. customer is either (1) a non U.S. domiciled entity or (2) otherwise being required by iBIZ Technology Corp., and/or Millennium to pay for the product on a cash basis (i.e. anything other than an open-credit terms basis), the procedure shall be as follows:

              i) Commercial Escrow. For any trade transactions in which Millennium approves payment by iBIZ Technology Corp. customer in the form of a pre-posted commercial escrow:

              a) The receipt by iBIZ Technology Corp. and .Millennium of an irrevocable purchase order issued by the iBIZ Technology Corp. customer acceptable to Millennium in its sole and exclusive discretion;

              b) The negotiation and manifestation in written form of a purchase and sale agreement or supply agreement, including all terms and conditions, with an iBIZ Technology Corp. supplier nominated by iBIZ Technology Corp., and approved by Millennium in its sole and exclusive discretion; and

              c) Receipt by Millennium of notice by an escrow agent of the posting of escrow on the account of such iBIZ Technology Corp. customer in favor of Millennium as beneficiary and payable at sight upon presentation of appropriate delivery documentation.


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              ii) Commercial Letter of Credit.  For any transactions in which
              Millennium requires payment by the iBIZ Technology Corp. customer in the form of a commercial letter of credit:

              a) The receipt by iBIZ Technology Corp., and Millennium of an irrevocable purchase order issued by the iBIZ Technology Corp. customer acceptable to Millennium in its sole and exclusive discretion;

              b) The negotiation and manifestation in written form of a purchase and sale agreement or supply agreement including all terms and conditions, with an iBIZ Technology Corp. supplier nominated by iBIZ Technology Corp., and approved by Millennium in its sole and exclusive discretion;

              c) The receipt by Millennium of a confirmation, as determined in the sole and exclusive discretion of Millennium from a money center bank of an irrevocable, commercial letter of credit opened on the account of such iBIZ Technology Corp. customer in favor of Millennium as beneficiary and payable at sight upon presentation of documentation and containing terms and conditions consistent with those pre-approved by Millennium.

              B) Open-Credit Transactions. For transactions in which the iBIZ Technology Corp. customer has been pre-approved by Millennium for the extension of open-credit sales terms, the procedure shall be as follows:

              a) The receipt by iBIZ Technology Corp, and Millennium of an irrevocable purchase order issued by the iBIZ Technology Corp., customer acceptable to Millennium to its sole and exclusive discretion;

              b) The negotiation and manifestation in written form of a purchase and sale agreement or supply agreement, including all terms and conditions, with an iBIZ Technology Corp. supplier nominated by iBIZ Technology Corp. and approved by Millennium in its sole and exclusive discretion;

              c) The negotiation of a final written signed purchase and sale agreement, including all terms and conditions, between iBIZ Technology Corp., and that iBIZ Technology Corp., customer from whom the original purchase order had been issued. Agreement to be approved by Millennium in its sole and exclusive discretion;


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              2:  Any and all administrative procedural requirements to which the supply agreement shall be subject shall be dictated by Millennium in its sole and exclusive discretion, and any all such requirements shall be adhered to by iBIZ Technology Corp. throughout the term of any agreement entered into in connection herewith.

              3: Any and all product acquired from suppliers by Millennium for further sale to or through iBIZ Technology Corp. pursuant to any of the trade transactions contemplated hereby shall conform in any and all ways to any and all applicable standards and/or regulations for any states, provinces or countries to which it will be subject including without limitation any such regulations promulgated by the United States Department of Commerce (U.S.D.C.), and the United States Consumer Product Safety Commission (U.S.C.P.S.O), and may be inspected from time to time for purposes of quality control and insuring such conformity, and approved in writing by authorities acceptable to Millennium in its sole and exclusive discretion.

              4: Any and all providers of products and services and the agreements concurrent to a relationship with same required for the consummation of the transaction, including without limitation any suppliers, packers, freight carriers, insurance providers and banks) shall be subject to the approval of Millennium in its sole and exclusive discretion.

              5: For that period until the time at which title to the subject product passes from the respective supplier up until that point in time at which title to such product is passed along to the appropriate iBIZ Technology Corp. customer, such shall be covered by proper insurance for full value against loss, theft, damage and destruction as determined in the sole and exclusive discretion of Millennium. Any and all insurance policies procured in connection with the trade transactions contemplated hereby shall name Millennium as the exclusive loss payee/beneficiary.

           III. Cost of Millennium Transactional Financing. In consideration for providing the trade financing and/or supply agreement, Millennium shall be entitled to a discount in accordance with the following:

              For each transaction contemplated, that amount calculated in direct relation to the number of days between that date upon which such monies are debited from a Millennium account in the


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              U.S. and that date upon which Millennium's account in the U.S. is duly credited (following receipt of payment by customer or receipt of funds in connection with any escrow or applicable letters of credit) on a first-out/first-in basis, in accordance with the following:

                    PRODUCT ACQUISITION AND            CORRESPONDING
                        DELIVERY PERIOD                  DISCOUNT*
                        ---------------                  ---------
               01 to 30 Days                          4.00%
               Each 10 Days Thereafter                1.34%
               *NOTE: Discount is based on value
               of dollars funded.

                        FACTORING PERIOD              Corresponding
                                                      Discount**
                     UP TO $150,000 EMPLOYED
                          01 TO 30 DAYS               2.90%
                     EACH ADDITIONAL 10 DAYS          1.00%
                            THEREAFTER

                  $150,001 TO $300,000 EMPLOYED       2.75%
                          01 TO 30 DAYS               0.91%

                     OVER $300,000 EMPLOYED
                          01 TO 30 DAYS               2.50%
                     EACH ADDITIONAL 10 DAYS          0.834%
                            THEREAFTER

               **NOTE: Factoring Period assumes a 70% advance and discount against the value of the receivable(s).

           IV. Term. There will be no contractual term enforced through any Agreement entered into it connection herewith.

           V. Exclusivity. Any agreements entered into in connection herewith shall not require that iBIZ Technology Corp., exclusively submit funding requests solely to Millennium.

           VI. Subject to Due Diligence. The proposal contained herein is subject in full to the review and verification, to the full subjective satisfaction of Millennium, of all previously or hereinafter requested and existing documentation and/or other information relating to iBIZ Technology Corp., and the subject trade/purchase order transactions, however conducted, including without limitation


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           all documentation/information relating to suppliers, customers, product, actual or proposed letters of credit or other financial instruments, shipping documentation, freight considerations, business organizational documentation, business principals and management, and transactional logistical considerations.

           VII. Subject to Legal Documentation. The proposal contained herein is subject in full to the execution, by an authorized officer of iBIZ Technology Corp., and by Millennium.

           VIII. Subject to Acceptance/Payment of Expenses. The proposal contained herein is subject in full to the receipt by Millennium, by the close of business (5:00 pm EDT) on July 7, 2000, of a signed original of this Contingent Letter of Proposal. The proposal contained herein is subject further to iBIZ Technology Corp. agreeing to pay in advance as required by Millennium, a fee of $500 to offset legal and due diligence costs incurred by Millennium.


          Your signature below shall serve as your acceptance of the terms hereof. Any offers contained herein shall be valid through the close of business (5:00 pm EDT) on July 7, 2000, and shall be deemed revoked thereafter unless otherwise expressly provided in writing by Millennium.

          Thank you for your attention in this matter.

          Very truly yours,
          MILLENNIUM FUNDING


          /s/  NEAL R. POLSHUK
          Neal R. Polshuk
          Managing Partner


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                          ACKNOWLEDGEMENT & ACCEPTANCE

           I have read the foregoing contingent letter of proposal and hereby acknowledge and accept the terms contained therein.


                        iBIZ TECHNOLOGY CORP.



                        /s/ TERRY S. RATLIFF
                        ------------------------------------
                        Signature


                              Vice President
                        ------------------------------------
                        Print Name and Title

                              07/07/00
                        ------------------------------------
                        Date


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